Exhibit (k)(1)

Services Agreement

This Services Agreement (the “Agreement”) is entered into and effective as of June 29, 2026 (the “Effective Date”) by and among:

1.

ALPS Fund Services, Inc., a corporation incorporated in the State of Colorado (“SS&C ALPS”) and SS&C GIDS, Inc., a corporation incorporated in the State of Delaware (“SS&C GIDS” and collectively with SS&C ALPS, “SS&C”);

2.

Each of the investment vehicles listed in Schedule B, each a Delaware statutory trust, is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end management investment company that is operated as an interval fund pursuant to Rule 23c-3 of the 1940 Act (each referred to below as “Fund” for purposes of this Agreement).

SS&C and Fund each may be referred to individually as a “Party” or collectively as “Parties.”

1.	Definitions; Interpretation

1.1. As used in this Agreement, the following terms have the following meanings:

(a) “Action” means any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any Person (including any Government Authority).

(b) “Adviser” means Clearlake Capital RIC Management, LLC.

(c) “Affiliate” means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person and “control” of a Person means: (i) ownership of, or possession of the right to vote, more than 50% of the outstanding voting equity of that Person or (ii) the right to control the appointment of more than 50% of the board of directors or analogous governing body, management or executive officers of that Person; provided, however, that the term “Affiliate” shall not include the advisory clients of Clearlake Capital Group, L.P. or any of their respective portfolio investments or portfolio companies; provided, further, that the term “Affiliate,” when applied to Fund and Management shall only include those Persons that are advisory affiliates of the Adviser and are engaged in the day-to-day operations, management and/or investment activity of Fund.

(d) “Business Day” means a day other than a Saturday or Sunday on which the New York Stock Exchange is open for business.

(e) “Claim” means any Action arising out of the subject matter of, or in any way related to, this Agreement, its formation or the Services.

(f) “Client Data” means all data of Fund (or Management, if Management receives Services), including, but not limited to, Fund and Management Confidential Information, and any other data related to securities trades and other transaction data, investment returns, issue descriptions, and Market Data provided by Fund or Management and all output and derivatives thereof, necessary to enable SS&C to perform the Services, but excluding SS&C Property.

(g) “Confidential Information” means any and all non-public information disclosed by a party (or third-party thereof), whether in writing, orally or by inspection of tangible objects to the other party regardless of whether explicitly identified as confidential or proprietary, which shall include, but not be limited to, the terms of this Agreement, confidential proprietary information concerning the Fund, Management, and SS&C, or any of their respective Affiliates, agents, employees, partners, directors and shareholders, as the case may be, including Personal Information, Client Data, SS&C Property, any financial information, governing documents, investments, information related to the Fund’s investors, the Fund data contained in the records, portfolio holdings, trading strategies, valuation methods, business plans, trade secrets, proprietary processes, intellectual property rights, product plans, marketing plans, and further includes all other information provided either by the Fund or Management to SS&C or SS&C to the Fund or Management that is identified as confidential at the time of disclosure or is what a reasonable person would deem to be confidential; provided that “Confidential Information” shall not include information that (i) is or becomes part of the public domain without breach of this Agreement by the receiving Party, (ii) was rightfully acquired from a third party (that does not have a contractual, legal or fiduciary obligation of confidentiality to the Party whose Confidential Information is being acquired), or is developed independently, by the receiving Party, (iii) the receiving Party can demonstrate has been developed by one or more of its employees without reliance in whole or in part on Confidential Information of the disclosing Party, or (iv) is generally known by Persons in the technology or financial services industries.

(h) “Data Supplier” means a supplier of Market Data.

(i) “Governing Documents” means the constitutional documents of the Fund, any documents that are directly relevant to the Services performed by SS&C, including registration statements, offering memorandum, subscription materials, board or committee charters, policies and procedures, investment advisory agreements, other material agreements, and other operational documents utilized by Fund in connection with the offering of any of its securities or interests to investors, all as amended from time to time, and minutes of meetings of the board of Directors or analogous governing body and of shareholder meetings that document approved material changes to the foregoing documents or Fund policies that are directly relevant to the Services performed by SS&C.

(j) “Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.

(k) “Law” means statutes, rules, regulations, interpretations and orders of any Government Authority.

(l) “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

(m) “Management” means the Fund’s officers, trustees, employees, Adviser and then current sub-advisor(s) (if any), including any officers, directors, employees or agents of the Adviser and then current sub-advisor(s) (if applicable) who are responsible for the day-to-day operations and management of Fund.

(n) “Market Data” means third party market and reference data, including pricing, valuation, indexes, ratings, security master, corporate action and related data.

(o) “Person” means any natural person or corporate or unincorporated entity or organization and that person’s personal representatives, successors and permitted assigns.

(p) “Personal Information” means “non-public personal information” as that term is defined by Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§6801, et seq., and its implementing regulations, and shall include any similar or equivalent term (such as “Personal Data” or “Personal Information”) defined under any other applicable laws relating to data privacy, protection or security.

(q) “Services” means the services listed in Schedule A.

(r) “SS&C Associates” means SS&C and each of its Affiliates, members, shareholders, directors, officers, partners, employees, successors or assigns.

(s) “SS&C Property” means all hardware, software, source code, data, report designs, spreadsheet formulas, information gathering or reporting techniques, know-how, technology and all other property commonly referred to as intellectual property used by SS&C in connection with its performance of the Services.

(t) “Third Party Claim” means a Claim (i) brought by any Person other than the indemnifying Party or (ii) brought by a Party on behalf of or that could otherwise be asserted by a third party.

1.2. Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings ascribed thereto.

1.3. Section and Schedule headings shall not affect the interpretation of this Agreement. This Agreement includes the schedules and appendices hereto. In the event of a conflict between this Agreement and such schedules or appendices, the former shall control.

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1.4. Words in the singular include the plural and words in the plural include the singular. The words “including,” “includes,” “included” and “include”, when used, are deemed to be followed by the words “without limitation.” Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein” and “hereunder” and words of analogous import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.5. The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Agreement, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. The Parties have mutually negotiated the terms hereof and there shall be no presumption of law relating to the interpretation of contracts against the drafter.

2.	Services and Fees

2.1. Subject to the terms of this Agreement, SS&C will perform the Services set forth in Schedule A for Fund with reasonable care, skill, prudence and diligence. SS&C shall be under no duty or obligation to perform any service except as specifically listed in Schedule A or take any other action except as specifically listed in Schedule A or this Agreement, and no other duties or obligations, including, valuation related, fiduciary or analogous duties or obligations, shall be implied. Fund requests to change the Services or Schedule A, generally, including those necessitated by a change to the Governing Documents of Fund or a change in applicable Law, will only be binding on SS&C when they are reflected in an amendment to Schedule A.

2.2. Fund agrees to pay the fees, charges and expenses set forth in the fee letter(s) (a “Fee Letter”), which may be amended from time to time. The Fee Letter is incorporated by reference into this Agreement and subject to the terms of this Agreement.

2.3. In carrying out its duties and obligations pursuant to this Agreement, some or all Services may be delegated by SS&C to (i) one or more of its Affiliates, or (ii) with the written consent of the Fund, other Persons (and any required Fund consent to such delegation shall not be unreasonably revoked or withheld in respect of any such delegations) selected by SS&C, provided that such Persons are selected in good faith and with reasonable care and are monitored by SS&C. If SS&C delegates any Services, (i) such delegation shall not relieve SS&C of its duties and obligations hereunder, (ii) in respect of Personal Information, such delegation shall be subject to a written agreement obliging the delegate to comply with the relevant delegated duties and obligations of SS&C, and (iii) if required by applicable Law or if any such agent or delegate, except for Affiliates, is or will be in possession of Client Data in connection with the Services, SS&C will identify such agents and the Services delegated and will update Fund when making any material changes in sufficient detail to provide transparency and to enable Fund to object to a particular arrangement. SS&C shall be responsible for the acts and omissions of any delegate.

2.4. The Services will be measured and monitored using key performance indicators (KPI’s) as agreed in writing in a Service Level Agreement (an “SLA”). The Parties will work together in good faith to draft an SLA within 90 days of the Effective Date that will provide, among other items, deliverables, related timelines and other details. The SLA is intended for operational purposes only and the failure by either Party to comply with or perform one or more of the Service Levels or its corresponding dependencies shall not alone and in isolation constitute a breach of the terms of this Agreement. The Services, as identified in the SLA, shall be performed in accordance with the SLA, as may be updated or amended from time to time by mutual written agreement of the Parties (the “Service Level Requirements”), which Service Level Requirements shall incorporate the concepts provided for in Schedule A, Section B, Notes and Terms to Fund Accounting and Administration Services, Section 6 and Schedule A, Section G.11.

3.	Fund Responsibilities

3.1. The management and control of Fund are vested exclusively in Fund’s board of trustees (the “Board”) and as delegated by the Board to Management, subject to the terms and provisions of the Fund’s Governing Documents. Fund’s governing body and Management are empowered to make all decisions, perform all management functions relating to the operation of Fund, and shall authorize and are responsible for all transactions. Without limiting the foregoing, Fund shall:

(a) Designate properly qualified individuals to oversee the Services and establish and maintain internal controls, including monitoring the ongoing activities of Fund.

(b) Evaluate the accuracy of the Services, review and approve all reports, analyses and records resulting from the Services and promptly inform SS&C of any errors it is in a position to identify.

(c) Provide, or cause to be provided, and accept responsibility for, valuations of Fund’s assets and liabilities in accordance with Fund’s written valuation policies.

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(d) Provide SS&C with timely and accurate information including trading and Fund investor records, valuations and any other items reasonably required by SS&C in order to perform the Services and its duties and obligations hereunder.

3.2. The Services, including any services that involve price comparison to vendors and other sources, model or analytical pricing or any other pricing functions, are provided by SS&C as a support function to Fund and do not limit or modify Fund’s responsibility for determining the value of Fund’s assets and liabilities.

3.3. Fund is solely and exclusively responsible for ensuring that it complies with applicable Law and its respective Governing Documents. It is Fund’s responsibility to provide to SS&C all final Fund Governing Documents as of the Effective Date or as soon as reasonably practicable thereafter. Fund will notify SS&C in writing of any changes to Fund Governing Documents that may materially impact SS&C’s ability to perform the Services and/or that affect the Fund’s investment strategy, liquidity or risk profile in any material respects prior to such changes taking effect. Without derogation of CCO Services as provided for under Section F in Schedule A, SS&C is not responsible for monitoring compliance by Fund with (i) applicable Law, (ii) its respective Governing Documents or (iii) any investment restrictions.

3.4. With respect to Market Data:

(a) In the event that Market Data is supplied to or through SS&C Associates in connection with the Services, the Market Data is proprietary to Data Suppliers and is provided on a limited internal-use license basis. Market Data may: (i) only be used by Fund in connection with the Services and (ii) not be disseminated by Fund or used to populate internal systems in lieu of obtaining a data license. Notwithstanding the foregoing, Fund or Management may be required to enter into agreements with Data Suppliers directly in order for SS&C to provide Market Data to Fund or Management in connection with the Services. Access to and delivery of Market Data is dependent on the Data Suppliers and may be interrupted or discontinued with or without notice; provided that, SS&C will use commercially reasonable efforts to provide Fund and Management with prompt notice in the event that such access and delivery is likely to be interrupted. Notwithstanding anything in this Agreement to the contrary, neither SS&C nor any Data Supplier shall be liable to the Fund, Management or any other Person for any Losses with respect to Market Data, reliance in good faith by SS&C Associates or Fund on Market Data or the provision of Market Data in connection with this Agreement.

3.5. Fund shall deliver, and use commercially reasonable efforts to ensure that its agents, prime brokers, counterparties, brokers, counsel, advisors, auditors, clearing agents, and any other Persons acting on its behalf promptly deliver to SS&C, all Client Data and the then most current version of all Fund Governing Documents; notwithstanding the foregoing, Fund shall not be required to deliver immaterial amendments to Fund Governing Documents. Fund shall deliver, or arrange with each such Person to deliver, such information and materials on a timely basis, and SS&C will not be required to enter any agreements with any Person in order for SS&C to provide the Services. For the avoidance of doubt, SS&C’s ability to perform the Services is subject to the dependencies in Schedule A, Section A.2.

3.6. Subject to Section 6, SS&C Associates shall be entitled to rely on the authenticity, completeness and accuracy of any and all information and communications of whatever nature received by SS&C Associates in connection with the performance of the Services and SS&C’s duties and obligations hereunder, without further enquiry or liability.

3.7. Notwithstanding anything in this Agreement to the contrary, if SS&C is in doubt as to any action it should or should not take in its provision of Services, SS&C Associates may request directions, advice or instructions from Fund, or as applicable, Management, custodian or other service providers. If SS&C is in doubt as to any question of law pertaining to any action it should or should not take, Fund will make available to, and SS&C Associates may request advice from, counsel for any of Fund or Management (including the Adviser or its sub-adviser), each at Fund’s reasonable expense.

3.8. All obligations of Fund and Management hereunder shall be several and not joint.

3.9. Fund agrees that, to the extent applicable, if officer position(s) are filled by SS&C Associates, such SS&C Associate(s) shall be covered by Fund’s Trustees & Officers/Errors & Omissions Policy (the “Policy”), and Fund shall use reasonable efforts to ensure that such coverage be (i) reinstated should the Policy be cancelled; (ii) continued after such officer(s) cease to serve as officer(s) of Fund on substantially the same terms as such coverage is provided for the other persons serving as officers of Fund after such persons are no longer officers of Fund; or (iii) continued in the event Fund merges or terminates, on substantially the same terms as such coverage is continued for the other Fund officers (but, in any event, for a period of no less than six years). Fund shall provide SS&C with proof of current coverage, including a copy of the Policy, and shall notify SS&C immediately should the Policy be cancelled or terminated.

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4.	Term

4.1. The initial term of this Agreement will be from the Effective Date through the date ending 3 years following the Effective Date (“Initial Term”). Thereafter, this Agreement will automatically renew for successive terms of 2 years each unless either SS&C or Fund provides the other with a written notice of termination at least 90 calendar days prior to the commencement of any successive term (such periods, in the aggregate, the “Term”); provided that, in the event more than one Fund is subject to this Agreement, notice of termination may be given in respect of each Fund, individually, and this Agreement shall then terminate in respect of such Fund subject to the terms in Section 5.1(b), so long as at least one other Fund remains party to this Agreement after such termination. For avoidance of doubt, Sections 4, 5.1(a), and 5.2 govern any termination of the Agreement in its entirety.

5.	Termination

5.1. In addition to the provisions of Section 4,

(a) SS&C or Fund also may, by written notice to the other, terminate this Agreement if any of the following events occur:

(1)

The other Party breaches any material term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within 30 calendar days after the non-breaching Party gives the other Party written notice of such breach; or

(2)

The other Party (i) liquidates, terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a Trustee, receiver or analogous authority, (iii) becomes subject to any bankruptcy, insolvency or analogous proceeding, (iv) becomes subject to a material Action involving fraud, willful misconduct, violation of law, or criminal activity that the terminating Party reasonably determines could cause the terminating Party reputational harm, provided that where the other Party is SS&C, such material Action is specifically with respect to SS&C’s actions or inactions in its capacity as a fund administrator, or (v) where the other Party is Fund, material changes in Fund’s Governing Documents or the assumptions set forth in Section 1 of Fee Letter are determined by SS&C, in its reasonable discretion, to materially affect the Services or to be materially adverse to SS&C.

(b) If more than one Fund is subject to this Agreement:

(1)

This Agreement shall terminate with respect to a particular Fund because that Fund is ceasing operations or liquidating as of cessation or liquidation, but that Fund and Management will remain responsible for the fees payable under this Agreement with respect to that Fund through 90 calendar days after termination, which fees shall be payable in a lump sum upon notice of the cessation or liquidation for a termination pursuant to this Section 5.1(b)(1).

(2)

Management is authorized to terminate this Agreement with respect to each Fund and to enter into the termination-related agreements and amendments on behalf of any terminated Fund contemplated by Section 5.1(b), in each case without any further action of the terminated Fund or any other Fund.

(c) Any termination pursuant to this Section 5.1 will become effective immediately or on the date stated in the written notice of termination, which date shall not be greater than 90 calendar days after the event.

5.2. Upon delivery of a termination notice from Fund, subject to the receipt by SS&C of all then-due fees, charges and expenses (other than amounts properly disputed in good faith pursuant to the terms in Fee Letter), including any fees remaining for the balance of the unexpired portion of the Term, as noted in Section 5.3, SS&C shall continue to provide the Services up to the effective date of the termination notice; thereafter, SS&C shall have no obligation to perform any services of any type unless and to the extent set forth in an amendment to Schedule A and/or Fee Letter executed by SS&C. In the event of the termination of this Agreement, SS&C shall provide exit assistance by promptly

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supplying requested Client Data to the applicable Fund to which the Client Data relate, or any other Person(s) designated by such entities, in formats already prepared in the course of providing the Services; provided that all fees, charges and expenses (other than amounts properly disputed in good faith pursuant to the terms in Fee Letter) have been paid, including (except for termination by Fund pursuant to Section 5.1(a)(1)) any remaining minimum fees set forth in Fee Letter for the balance of the unexpired portion of the Term. In the event that Fund wishes to retain SS&C to perform additional transition or related post-termination services, including, but not limited to, providing data and reports in new formats, performing work, committing resources, or reporting deliverables after the termination date, the applicable entity and SS&C shall agree in writing to the additional services and related fees and expenses in an amendment to Schedule A and/or Fee Letter, as appropriate. Should either Party exercise its right to terminate, all out-of-pocket expenses or costs associated with the movement of records and material will be borne by Fund.

5.3. If Fund elects to terminate this Agreement prior to the end of the Term, Fund agrees to pay an amount equal to the average monthly fee paid by Fund to SS&C under the Agreement multiplied by the number of months remaining in the Term. To the extent any services are performed by SS&C for Fund after the termination of this Agreement, all of the provisions of this Agreement except portions that are inapplicable to such continuing services shall survive the termination of this Agreement for so long as those services are performed.

5.4. Termination of this Agreement shall not affect: (i) any liabilities or obligations of any Party arising before such termination (including payment of fees and expenses) or (ii) any damages or other remedies to which a Party may be entitled for breach of this Agreement or otherwise. Sections 2.2, 6, 8, 9, 10, 11, 12 and 13 of this Agreement shall survive the termination of this Agreement. To the extent any services that are Services are performed by SS&C for Fund or Management after the termination of this Agreement all of the provisions of this Agreement except Schedule A shall survive the termination of this Agreement for so long as those services are performed.

6.	Limitation of Liability and Indemnification

6.1. Notwithstanding anything in this Agreement to the contrary and as otherwise agreed between the parties in writing or incorporated in the Fee Letter, SS&C Associates shall not be liable to Fund or Management for any action or inaction of any SS&C Associate except to the extent of direct Losses resulting from the gross negligence, willful misconduct or fraud of SS&C in the performance of SS&C’s duties or obligations under this Agreement.

6.2. Fund shall indemnify, defend and hold harmless SS&C Associates from and against Losses (including legal fees and costs to enforce this provision) that SS&C Associates suffer, incur, or pay as a result of any Third Party Claim except to the extent arising out of SS&C’s gross negligence, willful misconduct or fraud of SS&C Associates in the performance of its duties or obligations under this Agreement.

6.3. Except with respect to a Party’s out-of-pocket expenses and judgments awarded against and payable by that Party resulting from Claims for which that Party is entitled to indemnification by the other Party under this Section 6 (which shall be deemed direct Losses), in no event shall either Party be liable to the other Party for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value.

6.4. With the exception of Market Data, and without prejudice to any other indemnification provided for in this Section 6, SS&C shall indemnify, defend, and hold harmless Fund and its Affiliates, members, shareholders, trustees, officers, partners and employees from and against Losses (including reasonable legal fees and costs to enforce this provision) that Fund or its Affiliates suffer, incur, or pay as a result of any Claim brought by a third party that the Services infringe, or cause the infringement of, the intellectual property rights of a third party, except to the extent such infringement is a result of or arises out of (i) improper use of the Services or any SS&C Property by Fund or its Affiliates, (ii) modifications to the Services or SS&C Property made by Fund or its Affiliates not previously authorized in writing by SS&C, (iii) Fund or its Affiliates not complying with instructions or designs required by SS&C, (iv) use of the Services or SS&C Property by Fund or its Affiliates in breach of this Agreement, or (v) the combination of the Services or SS&C Property by Fund or its Affiliates with products or systems other than those provided for use with the Services by, or authorized in writing by, SS&C. With respect to SS&C’s obligations in this Section 6.6, if the Services become, or in SS&C’s reasonable opinion are likely to become, the subject of an infringement claim, SS&C may mitigate such alleged infringement by, at its sole option and expense (a) procuring any right to allow Fund to continue to receive the infringing part of the Services, (b) modifying, amending or replacing the infringing part of the

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Services with other services that deliver substantially the same capabilities, or (c) if the foregoing options (a) and (b) are not commercially reasonable, terminating the infringing part of the Services, provided that SS&C shall in such case refund any fees paid in advance by the Fund with respect thereto. For clarity, the foregoing shall not discharge SS&C’s obligations to defend, indemnify and hold harmless Fund or its Affiliates for Losses in accordance with this Section 6.6.

7.	Representations and Warranties

7.1. Each Party represents and warrants to each other Party that:

(a) It is a legal entity duly created, validly existing and in good standing under the Law of the jurisdiction in which it is created, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement.

(b) Save for access to and delivery of Market Data that is dependent on Data Suppliers and may be interrupted or discontinued with or without notice, it has all necessary legal power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement and will comply in all material respects with all Law to which it may be subject, and to the best of its knowledge and belief, it is not subject to any Action that would prevent it from performing its duties and obligations under this Agreement.

(c) It has all necessary legal power and authority to enter into this Agreement, the execution of which has been duly authorized and will not violate the terms of any other agreement.

(d) The Person signing on its behalf has the authority to contractually bind it to the terms and conditions in this Agreement and that this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

7.2. Fund represents and warrants to SS&C that: (i) it has actual authority to provide instructions and directions and that all such instructions and directions are consistent with the Governing Documents of Fund and other corporate actions thereof; (ii) it is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the Securities and Exchange Commission (the “SEC”) as a closed-end management investment company; (iii) it is empowered under applicable laws and by its Governing Documents to enter into and perform this Agreement; (iv) the Board has duly authorized it to enter into and perform this Agreement; and (v) it will promptly notify SS&C of (1) any material Action against it, Management and Adviser or its sub-adviser and (2) changes (or pending changes) in applicable Law with respect to Fund, in each case that are relevant to SS&C’s provision of Services hereunder.

7.3. SS&C represents and warrants to Fund that:

(a) To the best of its knowledge, no legal or administrative proceedings have been instituted or threatened which would impair SS&C’s ability to perform the Services under this Agreement.

(b) It has and will continue to have and maintain the necessary licenses, facilities, equipment and personnel to perform its duties and obligations as provided in this Agreement.

(c) It has implemented and maintains commercially reasonable business continuity policies and procedures with respect to the Services, will provide Fund with a summary of its business continuity policies and will test its business continuity procedures at least annually.

(d) SS&C GIDS represents that it is registered, and at all times during the term of this Agreement shall be registered, as a transfer agent as required under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder as applicable to SS&C GIDS’ role as a transfer agent to Fund.

(e) SS&C maintains: (i) Commercial General Liability insurance in commercially reasonable amounts, (ii) Workers’ Compensation and Employers’ Liability insurance, in each case to the extent required by applicable law, covering all SS&C Associates performing services, and (iii) Professional Liability (Errors & Omissions and Cyber Liability) insurance coverage in commercially reasonable amounts.

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(f) It has implemented and maintains commercially reasonable policies and procedures that are reasonably designed to protect against unauthorized access to or use of Personal Information and Confidential Information maintained by SS&C.

(g) To its knowledge, none of the software owned or licensed by SS&C and made accessible by SS&C to Fund or Management in connection with the Services contains a virus, malware or a similar defect that could reasonably be anticipated to damage, detrimentally interfere with, surreptitiously intercept, adversely affect or expropriate Personal Information or Confidential Information maintained by SS&C.

8.	Client Data

8.1. Fund (i) will provide or use commercially reasonable efforts to ensure that other Persons provide all Client Data to SS&C in an electronic format that is mutually agreeable to SS&C (or as otherwise agreed in writing) and (ii) will confirm that it has the right to so provide such Client Data for the purposes set forth in this Agreement. For the avoidance of doubt, SS&C’s ability to perform the Services is subject to the dependencies in Schedule A, Section A.2. As between SS&C and Fund, all Client Data shall remain the property of Fund to which such Client Data relate. Client Data shall not be used or disclosed by SS&C other than in connection with providing the Services and as permitted under Section 11.5. SS&C shall be permitted to act upon instructions from Fund or Management with respect to the disclosure or disposition of Client Data related to Fund, but may refuse to act upon such instructions where it doubts, in good faith, the authenticity or authority of such instructions.

8.2. SS&C shall maintain and store material Client Data used in the official books and records of Fund for a rolling period of 7 years starting from the Effective Date, or such longer period as required by applicable Law or its internal policies.

8.3. SS&C shall provide access, including as applicable through the SS&C Web Portals, to the books and records of Fund maintained in SS&C’s possession, and SS&C shall furnish Fund, Management or their designees with a copy of such books and records (which may be in electronic form) when requested by Fund or Management in writing in a time period as agreed between the Parties in writing.

8.4. Client Reviews. Upon at least 30 days’ written notice from Fund to SS&C, Fund, through its staff or agents (other than any Person that is a competitor of SS&C), and Government Authorities with jurisdiction over the Fund (each a “Reviewer”) may conduct a reasonable, review of the operational and technology infrastructure controls used by SS&C to provide the Services and meet SS&C’s confidentiality and information security obligations under this Agreement (a “Review”). Fund shall accommodate SS&C requests to reschedule any Review based on the availability of required resources. With respect to any Review, Fund shall:

(a) Ensure that the Review is conducted in a manner that does not disrupt SS&C’s business operations.

(b) Utilize to the extent available and applicable SS&C’s Due Diligence Support Materials (as defined below) to avoid any duplicate requests for information.

(c) Pay SS&C costs, including staff time at then current rates.

(d) Comply, and ensure that Reviewers comply, with SS&C’s policies and procedures relating to physical, computer and network security, business continuity, safety and security.

(e) Ensure that all Reviewers are bound by written confidentiality obligations substantially similar to, and no less protective than, those set forth in the Agreement (which Fund shall provide to SS&C upon request).

(f) Be limited to 1 Review per calendar year, except for mandatory Reviews by Government Authorities.

(g) At no time will SS&C be required to reveal any details or information that could reasonably be expected to jeopardize the security or integrity of any SS&C system or the confidentiality or security of any other client’s data.

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(h) “Due Diligence Support Materials” means (i) SS&C’s Standard Information Gathering (“SIG”) questionnaire (which will be in lieu of all other questionnaires that may be requested); provided that such SIG questionnaire does not deviate materially in scope or substance from questionnaires typical and customary for similarly situated service providers providing similar services; (ii) if applicable, the most recent relevant Service Organization Control (“SOC”) audit report, prepared in accordance with Statement on Standards for Attestation Engagements (SSAE) No. 18, Reporting on Controls at a Service Organization, or an audit to the equivalent succeeding standard, and subject to customary disclaimers and indemnities required by the firms that prepare such reports; (iii) an executive summary (excluding any proprietary content) of SS&C’s information security policy; and (iv) a letter confirming penetration testing has been performed.

At the request of Management, SS&C shall deliver to Management on an annual basis and subject to customary disclaimers and indemnities required by the audit firms that prepare such reports, a copy of a report prepared under Statement on SSAE No.18. Service Organization Controls 1 (SOC 1) Type II, as applicable to SS&C’s data processing environment and internal controls.

9.	Data Protection

9.1. From time to time and in connection with the Services SS&C may obtain access to certain Personal Information from Fund, Management or from Fund investors and prospective investors. Personal Information relating to Fund, Management and their respective Affiliates, members, shareholders, trustees, officers, partners, employees and agents and of Fund investors or prospective investors will be processed by and on behalf of SS&C. Fund and Management acknowledge that SS&C and its Affiliates will transmit and process such data within the United States and India, in accordance with applicable Law. SS&C will provide notice to Fund or Management if it makes any changes in transmitting and processing personal information outside the United States or India or delegates to a third-party in accordance with the terms in Section 2.3.

9.2. Without prejudice to SS&C’s obligations under Section 9.1, SS&C will implement and maintain (a) a written information security program which shall be reviewed by SS&C at least annually and (b) policies and procedures that are reasonably designed to protect against unauthorized access to or use of Client Data maintained by SS&C that could result in material harm or inconvenience to Fund and Management, or Fund investors. SS&C shall provide a summary of such written information security program to Fund or Management upon written request.

9.3. Without prejudice to SS&C’s obligations under Section 9.1, SS&C will promptly investigate material incidents of unauthorized access to or loss of Client Data, maintained by SS&C (a “Data Breach”) and, unless prohibited by applicable Law or if, as permitted by applicable Law it would compromise SS&C’s investigation, promptly notify Fund as soon as reasonably practicable after becoming aware of any Data Breach (provided SS&C will notify Fund of the breach promptly after the investigation is no longer compromised). SS&C acknowledges that Fund is responsible for making notifications related to a Data Breach that are required by applicable Law, and SS&C will work with Fund in good faith to effect such notifications. SS&C will seek to implement corrective action to respond to Data Breaches and prevent future occurrences, and will report to Fund (or Management on behalf of Fund) the corrective actions. SS&C will reasonably cooperate with Fund (or Management on behalf of Fund) in the event of any Government Authority inquiry related to or arising out of a Data Breach.

9.4. Without prejudice to SS&C’s obligations under Section 9.1, SS&C will implement and maintain policies and procedures, reasonably designed to protect against unauthorized access to or use of Customer Information maintained by SS&C (a “Reg S-P Data Breach”). SS&C shall notify Fund as soon as reasonably practicable, but no later than 72 hours after becoming aware of a Reg S-P Data Breach, unless prohibited by applicable Law; provided that notification by SS&C to Fund shall contain the information then available and further information, as it becomes available, shall subsequently be provided without undue delay. Fund and Management is responsible for making notifications related to a Reg S-P Data Breach that are required by applicable Law, including Reg S-P. SS&C will work with Fund in good faith to effect such notifications. For the purpose of this paragraph, “Customer Information” means information relating to fund investors and prospective investors that SS&C may obtain from time to time and process in connection with the Services, and Regulation S-P (“Reg S-P”) means the set of privacy rules adopted pursuant to the Gramm-Leach-Bliley Act and the Fair and Accurate Credit Transactions Act of 2003 (as amended).

9.5. At the request of Fund, on an annual basis and subject to a written disclaimer and indemnity, SS&C will provide Fund (or Management on behalf of Fund) with a copy of its reports prepared under Statement on Standards for Attestation Engagements No.18., Service Organization Controls 1 (SOC1), as applicable to the Services.

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10.	SS&C Property

10.1. SS&C Property is and shall remain the property of SS&C or, when applicable, its Affiliates or suppliers. Neither Fund nor Management nor any other Person shall acquire any license or right to use, sell, disclose, or otherwise exploit or benefit in any manner from, any SS&C Property, except as specifically set forth herein. Fund shall not (unless required by Law) either before or after the termination of this Agreement, disclose to any Person not authorized by SS&C to receive the same, any information concerning the SS&C Property and shall use reasonable efforts to prevent any such disclosure.

11.	Confidentiality

11.1. Each Party shall not at any time disclose to any Person any Confidential Information concerning the business, affairs, customers, clients or suppliers of the other Party or its Affiliates, except as permitted by this Section 11.

11.2. Each Party may disclose the other Party’s Confidential Information:

(a)

In the case of Fund or Management, to each of their Affiliates, members, shareholders, trustees, officers, partners, employees and agents (“Fund Representative”) who need to know such information for the purpose of carrying out its duties under, or receiving the benefits of or enforcing, this Agreement. Fund shall ensure compliance by Fund Representatives with Section 11.1.

(b)

In the case of SS&C, to Fund and Management and each SS&C Associate, Fund Representative, investor, Fund or Management bank or broker, Fund or Management counterparty or agent thereof, or payment infrastructure provider who needs to know such information for the purpose of carrying out SS&C’s duties under or enforcing this Agreement. SS&C shall ensure compliance by SS&C Associates and its delegates with Section 11.1 but shall not be responsible for such compliance by any other Person.

(c)

As may be required by Law or pursuant to legal process; provided that the disclosing Party (i) where reasonably practicable and to the extent legally permissible, provides the other Party with prompt written notice of the required disclosure so that the other Party may seek a protective order or take other analogous action, (ii) discloses no more of the other Party’s Confidential Information than reasonably necessary and (iii) reasonably cooperates with actions of the other Party in seeking to protect its Confidential Information at that Party’s expense.

11.3. Neither Party shall use the other Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement. Each Party may retain a record of the other Party’s Confidential Information for the longer of (i) 7 years or (ii) as required by Law or its internal policies.

11.4. SS&C’s ultimate parent company is subject to U.S. federal and state securities Law and may make disclosures as it deems necessary to comply with such Law. SS&C shall have no obligation to use Confidential Information of, or data obtained with respect to, any other client of SS&C in connection with the Services.

11.5. Upon the prior written consent of Fund or Management, SS&C shall have the right to identify Fund in connection with its marketing-related activities and in its marketing materials as a client of SS&C. Upon the prior written consent of SS&C, which shall not be unreasonably delayed, withheld or conditioned, the Fund or Management shall have the right to identify SS&C and to describe the Services and the material terms of this Agreement in the offering documents of Fund. This Agreement shall not prohibit SS&C from using any Fund data (including Client Data) in strictly de-identified and anonymized form in accordance with industry best practices for de-identification and anonymization, in tracking and reporting on SS&C’s clients generally or making public statements about such subjects as its business or industry; provided that (i) neither Fund nor Management nor individual included in Client Data is named in such public statements without its prior written consent and (ii) such data shall be aggregated with similar data of all of SS&C’s other applicable clients. If the Services include the distribution by SS&C of notices or statements to investors, SS&C may, upon advance notice to Fund, include reasonable notices describing those terms of this Agreement relating to SS&C and its liability and the limitations thereon; if investor notices are not sent by SS&C but rather by Fund or some other Person, Fund will reasonably cooperate with any request by SS&C to include such notices. Fund shall not, in any communications with any Person, whether oral or written, make any representations stating or implying that SS&C is (i) providing valuations with respect to the securities, products or services of Fund or Management, or verifying any valuations, (ii) verifying the existence of any assets in connection with the investments, products or services of Fund or Management, or (iii) acting as a fiduciary, investment advisor, tax preparer or adviser, custodian or bailee with respect to Fund, Management or any of their respective assets, investors or customers.

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11.6. In the event the Fund obtains information from SS&C or the TA2000 System which is not intended for the Fund, the Fund agrees to (i) immediately, and in no case more than twenty-four (24) hours after discovery thereof, notify SS&C that unauthorized information has been made available to the Fund; (ii) not knowingly review, disclose, release, or in any way, use such unauthorized information; (iii) provide SS&C reasonable assistance in retrieving such unauthorized information and/or destroy such unauthorized information; and (iv) deliver to SS&C a certificate executed by an authorized officer of the Fund certifying that all such unauthorized information in the Fund’s possession or control has been delivered to SS&C or destroyed as required by this provision.

12.	Notices

12.1. Except as otherwise provided herein, all notices required or permitted under this Agreement or required by Law shall be effective only if in writing and delivered: (i) personally, (ii) by registered mail, postage prepaid, return receipt requested, (iii) by receipted prepaid courier, (iv) by any confirmed facsimile or (v) by any electronic mail, to the relevant address or number listed below (or to such other address or number as a Party shall hereafter provide by notice to the other Parties). Notices shall be deemed effective when received by the Party to whom notice is required to be given.

If to SS&C (to each of):

SS&C Technologies, Inc.

4 Times Square, 6th Floor

New York, New York 10036

Attention: Chief Operating Officer

  General Counsel

E-mail:  [***]

If to Fund or Management:

Clearlake Capital RIC Management, LLC

233 Wilshire Boulevard

Santa Monica, California 90401

Attn: John Cannon

Email: [***]

13.	Miscellaneous

13.1. Amendment; Modification. This Agreement may not be amended or modified except in writing signed by an authorized representative of each Party. No SS&C Associate has authority to bind SS&C in any way to any oral covenant, promise, representation or warranty concerning this Agreement, the Services or otherwise.

13.2. Assignment. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Fund, in whole or in part, whether directly or by operation of Law, including by change of control, without the prior written consent of SS&C, which consent shall not be unreasonably denied, delayed or conditioned. SS&C may assign or otherwise transfer this Agreement: (i) to a successor in the event of a change in control of SS&C, (ii) to an Affiliate or (iii) in connection with an assignment or other transfer of a material part of SS&C’s business. Any attempted delegation, transfer or assignment prohibited by this Agreement shall be null and void. If SS&C assigns or otherwise transfers this Agreement to a third-party other than an Affiliate without Fund consent, Fund may terminate this Agreement by written notice to SS&C within 90 days of receiving notice of such assignment or transfer, subject to SS&C’s right within 30 calendar days of such notice to rescind such assignment or transfer.

13.3. Choice of Law; Choice of Forum. This Agreement shall be interpreted in accordance with and governed by the Law of the State of New York. The courts of the State of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to settle any Claim. Each Party submits to the exclusive jurisdiction of such courts and waives to the fullest extent permitted by Law all rights to a trial by jury.

13.4. Counterparts; Signatures. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and shall be binding to the same extent as if original signatures were exchanged.

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13.5. Entire Agreement. This Agreement (including any schedules, attachments, amendments and addenda hereto) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto. This Agreement sets out the entire liability of SS&C Associates related to the Services and the subject matter of this Agreement, and no SS&C Associate shall have any liability to Fund, Management or any other Person for, and Fund and Management hereby waive to the fullest extent permitted by applicable law recourse under, tort, misrepresentation or any other legal theory.

13.6. Force Majeure. Neither Party will be responsible for any Losses of property in its possession or for any failure to fulfill its duties or perform any of its obligations hereunder to the extent that such Loss, delays or failures are due to war, terrorist or analogous action, the act of any Government Authority or other authority, riot, civil commotion, rebellion, storm, accident, fire, lockout, strike, power failure, computer error or failure, delay or breakdown in communications or electronic transmission systems, or other analogous event to the extent outside a Party’s reasonable control. Each Party shall use commercially reasonable efforts to minimize the effects on the Services of any such event, including maintaining procedures for the safekeeping and security of information relating to the other Party.

13.7. Non-Exclusivity. The duties and obligations of SS&C hereunder shall not preclude SS&C from providing services of a comparable or different nature to any other Person. Fund understands that SS&C may have relationships with Data Suppliers and providers of technology, data or other services to Fund and SS&C may receive economic or other benefits in connection with the Services provided hereunder.

13.8. No Partnership. Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership or joint venture of any kind between or among any of the Parties.

13.9. No Solicitation. During the term of this Agreement and for a period of 12 months thereafter, Fund will not directly or indirectly solicit the services of, or otherwise attempt to employ or engage any employee of SS&C or its Affiliates who has been materially involved in the direct provision of the Services without the consent of SS&C; provided, however, that nothing herein shall prevent a Party from soliciting employees through general advertising not targeted specifically at any or all SS&C Associates’ employees. If Fund or Management employs or engages any SS&C Associates, who has been materially involved in the direct provision of the Services during the term of this Agreement or the period of 12 months thereafter (a) Fund or Management must obtain SS&C’s prior written consent to do so, which can be withheld in SS&C’s sole discretion, except for (i) when the requirement for such consent would be prohibited by law, (ii) a SS&C Associate not directly solicited by the Fund and Management whose employment was terminated by SS&C or its Affiliate or (iii) a SS&C Associate not directly solicited by the Fund and Management who voluntarily left SS&C or its Affiliate more than 12 months prior to such solicitation, and (b) such entity shall pay for any reasonable and out of pocket fees and expenses (including recruiters’ fees) incurred by SS&C or its Affiliates in hiring replacement personnel, unless such employee is engaged or employed by the Fund or Management under the terms in Sections 13.9(i), (ii) and (iii) herein.

13.10. No Warranties. Except as expressly listed herein, SS&C and each Data Supplier make no warranties, whether express, implied, contractual or statutory with respect to the Services or Market Data. SS&C disclaims all implied warranties of merchantability and fitness for a particular purpose with respect to the Services. All warranties, conditions and other terms implied by Law are, to the fullest extent permitted by Law, excluded from this Agreement.

13.11. Severance. If any provision (or part thereof) of this Agreement is or becomes invalid, illegal or unenforceable, the provision shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not practical, the relevant provision shall be deemed deleted. Any such modification or deletion of a provision shall not affect the validity, legality and enforceability of the rest of this Agreement. If a Party gives notice to another Party of the possibility that any provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate to amend such provision so that, as amended, it is valid, legal and enforceable and achieves the intended commercial result of the original provision.

13.12. Testimony. If SS&C is required by a third party subpoena or otherwise, to produce documents, testify or provide other evidence regarding the Services, this Agreement or the operations of Fund in any Action to which Fund or Management is a party or otherwise related to Fund or Management (other than an Action between SS&C and Fund or Management), Fund or Management shall reimburse SS&C for all costs and expenses, including the time of its professional staff at SS&C’s standard rates and the cost of legal representation, that SS&C reasonably incurs in connection therewith, except to the extent resulting solely from the gross negligence, bad faith, willful misconduct or fraud of SS&C Associates in the performance of SS&C’s duties and obligations under this Agreement.

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13.13. Third Party Beneficiaries. This Agreement is entered into for the sole and exclusive benefit of the Parties and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any other Person except as set forth with respect to SS&C Associates and Data Suppliers.

13.14. Waiver. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No exercise (or partial exercise) of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

13.15. Certain Third Party Vendors. Nothing herein shall impose any duty upon SS&C in connection with or make SS&C liable for the actions or omissions to act of the following types of unaffiliated third parties: (a) courier and mail services including, but not limited to, Airborne Services, Federal Express, UPS and the U.S. Mails, (b) telecommunications companies including, but not limited to, AT&T, Verizon, Sprint, and other delivery, telecommunications and other such companies not under the Party’s reasonable control, and (c) third parties not under the Party’s reasonable control or subcontract relationship providing services to the financial industry generally, such as, by way of example and not limitation, the Depository Trust Clearing Corporation (processing and settlement services), Broadridge Financial Services (investor communications), the Fund custodian banks (custody and fund accounting services) and administrators (blue sky and Fund administration services), Data Suppliers, and national database providers such as Choice Point, Acxiom, TransUnion or Lexis/Nexis and any replacements thereof or similar entities, provided, if SS&C selected such company, SS&C shall have exercised due care in selecting the same. Such third party vendors shall not be deemed, and are not, subcontractors for purposes of this Agreement.

*  *  *

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This Agreement has been entered into by the Parties as of the Effective Date.

ALPS Fund Services, Inc.
SS&C GIDS, Inc.

By:	/s/ Bhagesh Malde
Name:	Bhagesh Malde
Title:	Authorized Signatory

Clearlake Private Markets Fund

By:	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	Trustee

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Schedule A

Services

A.	General

1.	As used in this Schedule A, the following additional terms have the meanings ascribed to them below:

(i)	“ACH” shall mean the Automated Clearing House;

(ii)	“AML” means anti-money laundering and countering the financing of terrorism;

(iii)	“Bank” shall mean a nationally or regionally known banking institution;

(iv)

“Blue Sky” shall mean the various statutes and regulations of the states, District of Columbia, Puerto Rico, and the United States Virgin Islands governing the offer and sales of mutual funds and the related compliance services;

(v)	“Code” shall mean the Internal Revenue Code of 1986, as amended;

(vi)	“DTCC” shall mean the Depository Trust Clearing Corporation;

(vii)

“investor” or “securityholder” means an equity owner in Fund, whether a limited liability company interest holder in a limited liability company, a shareholder in a company, a partner in a partnership, a unitholder in the Fund or otherwise. A “prospective investor” means an applicant to become an investor;

(viii)	“IRA” shall mean Individual Retirement Account;

(ix)	“NAV” means net asset value;

(x)	“OFAC” means the Office of Foreign Assets Control, an agency of the United States Department of the Treasury;

(xi)

“Procedures” shall collectively mean SS&C GIDS’s transfer agency procedures manual, third party check procedures, checkwriting draft procedures, Compliance + and identity theft programs and signature guarantee procedures;

(xii)	“Program” shall mean Networking, Fund Serv or other DTCC program;

(xiii)	“Sales Feed” shall mean a data file in industry standard format sent by a third party; and

(xiv)

“TA2000 System” shall mean SS&C GIDS’s TA2000TM computerized data processing system for shareholder accounting. Any references to Law shall be construed to the Law as amended to the date of the effectiveness of the applicable provision referencing the Law.

2.	Fund and Management acknowledge that SS&C’s ability to perform the Services is subject to the following dependencies:

(i)

Fund, Management and other Persons that are not employees or agents of SS&C whose cooperation is reasonably required for SS&C to provide the Services providing cooperation, information and, as applicable, instructions to SS&C promptly, in agreed formats, by agreed media and within agreed timeframes as required to provide the Services.

(ii)	The communications systems operated by Fund, Management and other Persons that are not employees or agents of SS&C remaining fully operational.

(iii)	The accuracy and completeness of any Client Data or other information provided to SS&C Associates in connection with the Services by any Person.

(iv)	Fund and Management informing SS&C on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

(v)

Any warranty, representation, covenant or undertaking expressly made by Fund or Management under or in connection with this Agreement being and remaining true, correct and discharged at all relevant times.

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(vi)

SS&C’s timely receipt of the then most current version of Fund Governing Documents and required implementation documentation, including authority certificate, profile questionnaire and accounting preferences, and SS&C Web Portal and other application User information.

3.

Notwithstanding anything in this Agreement to the contrary, SS&C GIDS is responsible for providing the Services listed under Section G “Shareholder Recordkeeping, Transfer Agency and Investor Relations” and Appendix I “Delegation of Anti-Money Laundering (AML) & Sanctions Compliance Operations,” while SS&C ALPS is responsible for providing all other Services.

4.	The following Services will be performed by SS&C and, as applicable, are contingent on the performance by Fund and Management of the duties and obligations listed.

B.	Registered Fund Accounting and Administration (applicable to Fund only and not to separate sleeves, subsidiaries or special purpose vehicles)

1.	Fund Accounting

(i)	Calculate daily NAVs as required by Fund and in conformance with generally accepted accounting principles (“GAAP”), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code

(ii)	Transmit NAVs to the Adviser, NASDAQ, Transfer Agent & other third parties

(iii)	Reconcile cash & investment balances with the custodian and investment issuers

(iv)	Provide data and reports to support preparation of financial statements, filings, and any additional requests as agreed between the Parties in writing

(v)	Prepare required Fund Accounting records in accordance with the 1940 Act

(vi)	Obtain and apply security valuations as directed and determined by Fund consistent with Fund’s pricing and valuation policies

(vii)	Participate, when requested, in Fair Value Committee meetings as a non-voting member

(viii)	Calculate monthly SEC standardized total return performance figures

(ix)	Coordinate reporting to outside agencies including Morningstar, etc.

(x)	Prepare and file Form N-PORT

(xi)

Review the daily NAV per share; identify booking discrepancies, if any and investigate any unexplained profit and loss variances; and promptly notify Management and request assistance with unresolved exceptions that may impact the daily NAV that are unresolved

2.	Fund Administration

(i)

Prepare annual drafts of financial statements (including the notes to the financial statements and any accompanying materials as agreed in writing) in accordance with GAAP, utilizing templates for standard layout and printing. Completed financial statements (if any) from prior years or periods, as applicable provided by Management will be included in draft financial statements

(ii)	Prepare Forms N-CEN, N-CSR, N-PX and 24F-2 and coordinate filing of Forms N-CEN and 24F-2

(iii)	Host annual audits

(iv)	Prepare required reports for quarterly Board meetings

(v)	Monitor expense ratios, expense support and recoupment calculations

(vi)	Maintain budget vs. actual expenses

(vii)	Manage fund invoice approval and bill payment process

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3.	Legal Administration

(i)	Coordinate the preparation and filing (as applicable) of repurchase offer notices and circulation of draft notices to client, Fund counsel, internal personnel and Transfer Agent

(ii)	Coordinate annual updates to 1 prospectus and 1 statement of additional information

(iii)	Coordinate standard layout and printing of prospectus

(iv)	File Forms N-CSR, N-PX and N-23c-3

(v)	Coordinate EDGARization and filing of above referenced SEC documents

(vi)	Compile and distribute quarterly board meeting materials

(vii)	Attend quarterly board meetings telephonically and prepare first draft of quarterly meeting minutes (special board meetings will incur additional project fees per hour at SS&C’s standard rates)

(viii)	Coordinate meetings of shareholders, coordinate filing of proxy statements and related materials in connection with shareholder meetings

4.	Tax Administration

(i)	Calculate dividend and capital gain distribution rates

(ii)	Prepare ROCSOP and required tax designations for Annual Report

(iii)	Prepare and coordinate filing of income and excise tax returns (audit firm to sign all returns as paid preparer)

(iv)	Calculate/monitor book-to-tax differences

(v)	Provide quarterly Subchapter M asset diversification compliance monitoring and reporting

(vi)	Provide annual Subchapter M gross income test information

(vii)	Provide tax re-allocation data for shareholder 1099 reporting

(viii)	Calculate distribution estimates for withholding purposes

Notes and Terms to Fund Accounting and Administration Services

1.

SS&C agrees to maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided hereunder, and shall provide to Fund a certification to such effect no less frequently than annually or as otherwise reasonably requested by Fund. SS&C shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by Fund.

2.

Portfolio compliance with: (i) the investment objective and certain policies and restrictions as disclosed in Fund’s prospectus and statement of additional information, as applicable; and (ii) certain SEC rules and regulations (collectively, “Portfolio Compliance”) is required daily and is the responsibility of Fund or its Management, as applicable. SS&C will perform Portfolio Compliance testing (post-trade, daily on a T+2 basis) to test Fund’s Portfolio Compliance (the “Portfolio Compliance Testing”). The frequency and nature of the Portfolio Compliance Testing and the methodology and process in accordance with which the Portfolio Compliance Testing are conducted, are mutually agreed to between SS&C and Fund. SS&C will report violations, if any, to Fund’s Adviser and the Fund’s Chief Compliance Officer as promptly as practicable following discovery.

3.

SS&C independently tests Portfolio Compliance based upon information contained in the source reports received by SS&C’s fund accounting department and supplemental data from certain third-party sources. As such, Portfolio Compliance Testing performed by SS&C is limited by the information contained in Fund accounting source reports and supplemental data from third-party sources. Fund agrees and acknowledges that SS&C’s performance of the Portfolio Compliance Testing shall not relieve Fund of its primary day-to-day responsibility for assuring such Portfolio Compliance, including on a pre-trade basis, and, SS&C shall not be held liable for any act or omission of Fund or its Management (or any other Party) as applicable, with respect to Portfolio Compliance.

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4.

Fund acknowledges that SS&C may rely on and shall have no responsibility to validate the existence of assets reported by Fund, its Management, Fund’s custodian or other Fund service provider, other than SS&C’s completion of a reconciliation of the assets reported by the Parties or as otherwise provided for under this Agreement. Except as otherwise provided for herein, Fund acknowledges that it is the sole responsibility of Fund to validate the existence of assets reported to SS&C. SS&C may rely, and has no duty to investigate the representations of Fund, its Management, Fund’s custodian or other Fund service provider.

5.

SS&C shall utilize one or more pricing services, as directed by Fund. Fund shall identify in writing to SS&C the pricing service(s) to be utilized on behalf of Fund. For those securities where prices are not provided by the pricing service(s), Fund shall approve the method for determining the fair value of such securities and shall determine or obtain the valuation of the securities in accordance with such method and shall deliver to SS&C the resulting price(s). In the event Fund desires to provide a price that varies from the price provided by the pricing service(s), Fund shall promptly notify and supply SS&C with the valuation of any such security on each valuation date. All pricing changes made by Fund will be provided to SS&C in writing or e-mail and must specifically identify the securities to be changed by security identifier, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

6.

Subject to Section 6, SS&C shall review on a case by case basis and may accept financial responsibility for losses resulting from a pricing error that adversely impacted the Fund’s NAV calculations, to the extent the Parties, acting reasonably and in good faith, jointly determine that such pricing error was material and caused primarily by SS&C’s negligence or to the extent of SS&C’s gross negligence, willful misconduct or fraud. Such determination shall be made upon consideration of relevant facts and circumstances it considers reasonable, which may include, among others, whether intervening causes, including the action or inaction of Fund, Management or third parties, caused or contributed to the incident, specific applicable contractual and legal restrictions, the nature and materiality of the relevant circumstances, and the materiality of any resulting losses, and whether it is possible to adequately address an error through correction, reallocation of losses and gains and other means including but not limited to the SEC guidelines on financial remediation and reprocessing of NAV errors.

C.	Report Modernization Terms and Conditions

1.

Fund acknowledges that SS&C may rely on and shall have no responsibility to validate the existence of assets reported by Fund, Fund’s custodian or other Fund service provider, other than SS&C’s completion of a reconciliation of the assets reported by the parties. Fund acknowledges that it is the sole responsibility of Fund to validate the existence of assets reported to SS&C. SS&C may rely, and has no duty to investigate the representations of Fund, Fund’s custodian or other Fund service provider.

SS&C shall utilize one or more pricing services, as directed by Fund. Fund shall identify in writing to SS&C the pricing service(s) to be utilized on behalf of Fund. For those securities where prices are not provided by the pricing service(s), Fund shall approve the method for determining the fair value of such securities and shall determine or obtain the valuation of the securities in accordance with such method and shall deliver to SS&C the resulting price(s). In the event Fund desires to provide a price that varies from the price provided by the pricing service(s), Fund shall promptly notify and supply SS&C with the valuation of any such security on each valuation date. All pricing changes made by Fund will be provided to SS&C in writing or e-mail and must specifically identify the securities to be changed by security identifier, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

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2.	In addition to the terms and conditions of the Agreement, the below terms and conditions apply to the provision of the following Services (the listed Services known as “Modern Data Services”):

•	Preparation and Filing of Form N-PORT and Form N-CEN

(i)

In connection with completion of the Modern Data Services, Market Data may be supplied to Fund through an SS&C Associate(s) or directly by a Data Supplier (for the purposes of this Section C, Data Supplier shall include the Data Supplier’s third party suppliers). Any Market Data being provided to a Fund by SS&C or a Data Supplier is being supplied for the sole purpose of assisting the completion of the Modern Data Services. Accordingly, Fund acknowledges that Market Data is proprietary to SS&C Associates and/or the Data Suppliers and is provided on a limited internal-use license basis. Market Data may not be disseminated by Fund to any other affiliated or non-affiliated entity, used to populate internal systems or to create a historical database, or for any other purpose in lieu of Fund obtaining a data license from SS&C Associates or Data Supplier, as applicable. Fund accepts responsibility for, and acknowledges it exercises its own independent judgment in, the selection of the Data Supplier(s) to provide the Market Data, its selection of the use or intended use of such, and any results obtained. Access to and delivery of Market Data is dependent on the Data Suppliers and may be interrupted or discontinued with or without notice to Fund; provided that, SS&C will use commercially reasonable efforts to provide Fund and Management with prompt notice in the event that such access and delivery is likely to be interrupted.

(ii)

Fund acknowledges that (i) the Market Data is intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning characteristics of certain securities; and (ii) the Data Supplier and/or SS&C Associate(s), as applicable, holds all title, license, copyright or similar intellectual property rights in the Market Data.

(iii)

No SS&C Associate or Data Supplier will have any liability for errors, omissions or malfunctions in the Market Data, except that SS&C will endeavor, upon receipt of notice from Fund, to correct a malfunction, error, or omission in the Market Data utilized in the Modern Data Services that is identified by Fund.

(iv)

Notwithstanding anything in this Agreement to the contrary, no SS&C Associate nor Data Supplier shall be liable to Fund or any other Person for any Losses related, directly or indirectly, to the Market Data, the provision of (or failure to provide) the Market Data, and/or the reliance in good faith by an SS&C Associate(s), Fund or any other Person on such Market Data.

(v)

Notwithstanding anything in this Agreement to the contrary, as it relates to the provision of the Modern Data Services, no SS&C Associate nor Data Supplier shall be liable for (i) any special, indirect or consequential damages (even if advised of the possibility of such), (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefor.

(vi)	FUND ACCEPTS THE MARKET DATA AS IS AND NO SS&C ASSOCIATE OR ANY DATA SUPPLIER MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS OR ANY OTHER MATTER RELATED TO THE MARKET DATA.

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D.	Private Equity Portfolio Accounting and Administration Services (applicable for Underlying Funds only)

1.	Set-up and onboarding:

(i)	Review underlying fund Governing Documents to obtain information regarding applicable matters required to perform the Services in which Fund invests (“Underlying Fund”).

(ii)	Establish a process with Management for communications regarding capital calls, distributions, valuation, deliverables and ad hoc Management requests.

(iii)	Create and populate in SS&C’s systems applicable entities and charts of accounts.

(iv)	Develop reporting templates and management reporting as agreed in writing between SS&C and Management (additional fees apply for custom reporting).

2.

Record the following transactions/items: (i) cash activity, (ii) investment transactions (contributions, purchases, cash distributions, in-kind distributions and sales), (iii) investment related income and expenses and (iv) fair value adjustments.

3.	Underlying Fund investment data and document management:

(i)	Maintain and monitor SS&C email inbox to receive notices and capital account statements from Underlying Funds; monitor and retrieve documents from Underlying Funds’ web portals.

(ii)	Establish a process for communications with general partners, investment managers, valuation agents, or similar.

(iii)	Track document receipt dates and follow up on past-due documents.

(iv)	Track static data, which may include items as agreed in writing such as commitment amount, vintage year, strategy, asset class and region.

(v)	Track dynamic data, which may include items as agreed in writing such as commitment history, unfunded balance and cost basis.

(vi)	Track other user defined fields as required, and as agreed in writing.

(vii)	Manage and store investment related documents in SS&C’s web portal; provide secure, searchable, self-service access to Management.

4.	Underlying Fund investment transaction processing:

(i)

Record and reconcile (i) capital contributions to (ii) distributions from, and (iii) remaining commitments to, Underlying Fund, in accordance with notice classifications and Fund’s accounting policies, and such other items as agreed in writing.

(ii)	Record Underlying Funds’ transactions (provided or made available to SS&C), including investment income, fair value and cost adjustments, and expenses.

(iii)

Prepare cost and market value roll forwards for all private investments, sourced from capital account statements provided by Underlying Fund managers and from statements provided by other valuation sources including Fund and valuation agents, as agreed in writing.

(iv)	Perform adjustments to market value, as agreed in writing, between SS&C and Management.

E.	GoWire

1.

Establish and maintain procedures for wire transfers from Fund bank accounts using SS&C’s Web Portal for Fund wire authorization. Management must approve all wires in the system and through a call back to Management from SS&C, or as otherwise agreed in writing by the Parties from time to time.

2.	Assist in processing payments from Fund bank accounts for the purposes of paying Fund expenses and only as requested and based upon instructions from Management.

3.	Provide Fund and Management online access to GoWire to approve payees, payment instructions and retrieve other applicable information.

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4.

Fund and Management are responsible for maintaining the confidentiality of and controlling the access to and use of all log in credentials supplied to Management (“Fund and Management Access Credentials”). Management shall notify SS&C promptly in the event that (i) any Fund and Management Access Credentials is lost, stolen, or improperly disclosed to a third party or the security of any Fund and Management Access Credentials is otherwise compromised; or (ii) the authority of any person controlling any Fund and Management Access Credentials is withdrawn or amended, or any such person ceases to act on behalf of the Funds.

F.	CCO Services

1.	Within this Section F, the following definitions will apply:

(i)

“Federal Securities Laws” shall mean the definition as put forth in Rule 38a-1, specifically the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any SEC rules adopted under any of the foregoing laws, the Bank Secrecy Act as it applies to registered investment companies, and any rules adopted thereunder by the SEC or the Department of Treasury.

(ii)

“Material Compliance Matter” shall mean “any compliance matter about which the Board would reasonably need to know to oversee the Fund’s compliance,” which involves any of the following (without limitation): (i) a violation of Federal Securities Laws by the Fund or its service providers (or officers, trustees, employees or agents thereof) (ii) a violation of the Compliance Program of the Fund, or the written compliance policies and procedures of its service providers; or (iii) a weakness in the design or implementation of the Compliance Program policies and procedures of the Fund, or the written compliance policies and procedures of the service providers to the Fund.

(iii)	“Rule 38a-1” shall mean Rule 38a-1 under the 1940 Act.

2.

All Services described in this Section F (the “CCO Services”) are optional and only apply upon the request of the Fund that SS&C provide such CCO Services and the written acceptance of such request by SS&C. SS&C requires 120 days’ notice prior to commencement of provision of such CCO Services, which time period may be reduced upon mutual agreement. The Board may terminate the provision of CCO Services on 120 days written notice to SS&C. All CCO Services fees described in Fee Letter will continue until the later of 120 days from the receipt of such termination notice or the date that the SS&C employee no longer serves as the Fund’s Chief Compliance Officer.

3.

SS&C shall designate, subject to the approval of the Board, one of its own employees to serve as Chief Compliance Officer of the Fund within the meaning of Rule 38a-1 (such individual, the “CCO”). The CCO shall render to the Fund such advice and services as are required to be performed by a CCO under Rule 38a-1 and as are set forth as follows:

(i)

Review of Compliance Program. The CCO shall, with the assistance of the Fund, review and revise, where necessary, the written compliance policies and procedures (the “Compliance Program”) of the Fund, which shall address compliance with, and be reasonably designed to prevent violation of, “Federal Securities Laws.” In addition to provisions of Federal Securities Laws that apply to the Fund, the Compliance Program will be revised, where necessary, to address compliance with, and ensure that it is reasonably designed to prevent violation of, the Fund’s charter and by-laws and all exemptive orders, no-action letters and other regulatory relief received by the Fund from the SEC and Financial Industry Regulatory Association, Inc. (the “FINRA”) (all such items collectively, “Regulatory Relief”); provided, however, that the Compliance Program shall address only that Regulatory Relief afforded the Service Providers or the Fund or relevant to compliance by the Service Providers or the Fund, and shall not address the terms by which other parties may receive the benefits of any Regulatory Relief.

(ii)

Administration of Compliance Program. The CCO shall administer and enforce the Fund’s Compliance Program. The CCO shall consult with the Board and the Fund’s officers as necessary to amend, update and revise the Compliance Program as necessary, but no less frequently than annually (if required).

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(iii)

Oversight of Service Providers. The CCO is responsible for overseeing, on behalf of the Fund, adherence to the written compliance policies and procedures of the Fund’s service providers, including the Fund, the Adviser (and sub-adviser, if applicable), the distributor, the administrator, and the transfer agent (the “Service Providers”). In furtherance of this duty:

(a)	The CCO shall obtain and review the written compliance policies and procedures of the Service Providers or summaries of such policies that have been drafted by someone familiar with them.

(b)

The CCO shall monitor the Service Providers’ compliance with their own written compliance policies and procedures, Federal Securities Laws and the Fund’s Indenture and Regulatory Relief. In so doing, the CCO shall interact with representatives of the Service Providers as appropriate.

(c)	The CCO shall attempt to obtain the following representations from each Service Provider and, if it fails to obtain such representations, shall report this fact to the Fund:

a.

In connection with the documentation of its written policies and procedures governing the provision of its services to the relevant Fund, the Service Provider has prepared and delivered to the Fund a summary of core services that it provides to the Fund or, if no such summary is available, that it has delivered copies of the relevant policies and procedures to the Fund.

b.

The Service Provider will provide to the Fund and the CCO any revisions to its written compliance policies and procedures on at least an annual basis, or more frequently in the event of a material revision.

c.

The Service Provider’s written compliance policies and procedures have been reasonably designed to prevent, detect and correct violations of the applicable Federal Securities Laws and critical functions related to the services performed by Service Provider pursuant to the applicable agreement between the Service Provider and the Fund.

d.

The Service Provider has established monitoring procedures, and shall review, no less frequently than annually, the adequacy and effectiveness of its written compliance policies and procedures to check that they are reasonably designed to prevent, detect and correct violations of those applicable Federal Securities Laws and critical functions related to the services performed by the Service Provider pursuant to the applicable agreement between the Service Provider and the Fund.

(iv)

Annual Review. Rule 38a-1 requires that, at least annually, the Fund review its Compliance Program and that of its Service Providers and the effectiveness of their respective implementations (the “Annual Review”). The CCO shall perform the Annual Review for the Fund. The first Annual Review shall be completed no later than the regularly scheduled Board meeting following one year after the commencement of CCO Services.

(v)	Attendance of Board Meetings; Reports to the Fund’s Board; Escalation

(d)	The CCO shall attend up to four board meetings per year.

(e)

The CCO shall make regular reports to the Board regarding its administration and enforcement of the Compliance Program. These regular reports shall address compliance by the Fund and the Service Providers and such other matters as the Board may reasonably request.

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(f)	In addition, at least annually, the CCO shall submit a written report to the Board by addressing the following issues:

a.	the operation of the Compliance Program, and the written compliance policies and procedures of the Service Providers;

b.	any material changes made to the Compliance Program since the date of the last report;

c.	any material changes to the Compliance Program recommended as a result of the Annual Review; and

d.	each “Material Compliance Matter” that occurred since the date of the last report.

(g)	This written report shall be based on the Annual Review. The first written report shall be presented to the Board no later than 90 days after the date of the first Annual Review.

(h)	The CCO shall report any Material Compliance Matters to the Board at least quarterly.

(vi)

Recordkeeping. The CCO expects to rely on the Fund or its Service Providers, as applicable, to maintain and preserve records. The CCO will determine that the Service Provider has policies and procedures that are reasonably designed to ensure that the Fund records will be maintained in accordance with the Fund’s recordkeeping policy and applicable Law, including provisions requiring that any material violation of the Fund’s recordkeeping policy and/or applicable Law by the service provider be promptly reported to the CCO.

(vii)

Meeting with Regulators. The CCO shall meet with, and reply to inquiries from the SEC, the Fund and other legal and regulatory authorities with responsibility for administering Federal Securities Laws as necessary or as reasonably requested by Fund or the Board.

4.

The parties agree that only employees of SS&C and its Affiliates shall act as CCO or otherwise perform services to the Fund under this Agreement unless otherwise agreed to by the Fund. Notwithstanding his/her other duties for SS&C or any other investment Fund, the CCO shall perform the Services in a professional manner and shall devote appropriate time, energies and skill to the Services. Fund acknowledges that other employees of SS&C and its Affiliates will assist the CCO in the performance of his/her duties hereunder.

5.

For clarity, the Fund shall reimburse, or shall cause the Fund to reimburse, SS&C for all reasonable expenses (including travel expenses for attendance at in-person board meetings) and other out-of-pocket disbursements incurred by SS&C in connection with the performance of SS&C’s or the CCO’s duties hereunder.

6.

The Fund shall cooperate in good faith with SS&C and the CCO in order to assist in the performance of the Services. In furtherance of this agreement to cooperate, the Fund shall make those of its and its Affiliates’ and Service Providers’, officers, employees, outside counsel and others as may be reasonable related to the Services available for consultation with SS&C and the CCO, in each case as SS&C or the CCO may reasonably request. The Fund shall provide SS&C and the CCO with the names of appropriate contact people at the Service Providers and shall otherwise assist SS&C and the CCO in obtaining the cooperation of the Service Providers. The Fund shall provide SS&C and the CCO with such books and records regarding the Fund as SS&C and the CCO may reasonably request.

7.	Notwithstanding anything in this Agreement to the contrary, SS&C may terminate the CCO Services immediately upon notice and without further liability, if, in the sole determination of the CCO:

(i)	Management directly or indirectly takes any action to coerce, manipulate, mislead, or fraudulently influence the Fund’s CCO in the performance of the CCO’s duties under this Agreement;

(ii)	Management takes a position inconsistent with compliance with Federal Securities Laws;

(iii)	Management fails to take action consistent with recommendations of the CCO to remediate the failure(s) that caused or could cause a Material Compliance Matter.

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G.	Shareholder Recordkeeping, Transfer Agency and Investor Relations

1.	SS&C GIDS utilizing the TA2000 System will perform the following services:

(i)	issue, transfer and redeem book entry shares or cancelling share certificates as applicable;

(ii)

maintain shareholder accounts on the records of Fund on the TA2000 System in accordance with the instructions and information received by SS&C GIDS from Fund, Fund’s distributor, manager or managing dealer, Fund’s Adviser, Fund’s custodian, or Fund’s administrator and any other person whom Fund names (each an “Authorized Person”), broker-dealers or shareholders;

(iii)	when and if a Fund participates in the DTCC, and to the extent SS&C GIDS supports the functionality of the applicable DTCC program:

(a)

accept and effectuate the registration and maintenance of accounts through the Program and the purchase, redemption, exchange and transfer of shares in such accounts through systems or applications offered via the Program in accordance with instructions transmitted to and received by SS&C GIDS by transmission from DTCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, on the Dealer File maintained by SS&C GIDS,

(b)	issue instructions to Funds’ banks for the settlement of transactions between Funds and DTCC (acting on behalf of its broker-dealer and bank participants),

(c)	provide account and transaction information from Fund’s records on TA2000 in accordance with the applicable Program’s rules, and

(d)	maintain shareholder accounts on TA2000 through the Programs;

(iv)	provide transaction journals;

(v)	once annually prepare shareholder meeting lists for use in connection with the annual meeting;

(vi)

withhold, as required by federal law, taxes on securityholder accounts, perform and pay backup withholding as required for all securityholders, and prepare, file and provide, in electronic format, the applicable U.S. Treasury Department information returns or K-1 data file, as applicable, to Fund’s vendor of choice.

(vii)	disburse income dividends and capital gains distributions to shareholders and record reinvestment of dividends and distributions in shares of Fund;

(viii)	prepare and provide, in electronic format, to Fund’s print vendor of choice:

(a)	confirmation forms for shareholders for all purchases and liquidations of shares of Fund and other confirmable transactions in shareholders’ accounts,

(b)	copies of shareholder statements, and

(c)	shareholder reports and prospectuses provided by Fund;

(ix)	provide or make available on-line daily and monthly reports as provided by the TA2000 System and as requested by Fund or Management;

(x)	maintain those records necessary to carry out SS&C GIDS’ duties hereunder, including all information reasonably required by Fund to account for all transactions on TA2000 in Fund shares;

(xi)

calculate the appropriate sales charge, if applicable and supported by TA2000, with respect to each purchase of Fund shares as instructed by an Authorized Person, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to SS&C GIDS by Fund’s managing dealer or distributor or any other Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such managing dealer and disbursing such commissions to the managing dealer;

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(xii)	receive correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding to shareholder correspondence;

(xiii)	arrange the mailing to dealers of confirmations of wire order trades;

(xiv)

process, generally on the date of receipt, purchases, redemptions, exchanges, or instructions, as applicable, to settle any mail or wire order purchases, redemptions or exchanges received in proper order as set forth in the prospectus and general exchange privilege applicable, and reject any requests not received in proper order (as defined by an Authorized Person or the Procedures as hereinafter defined);

(xv)

if a Fund is a registered product, provide to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of shares of Fund on TA2000. For clarification, with respect to obligations, Fund is responsible for any registration or filing with a federal or state government body or obtaining approval from such body required for the sale of shares of Fund in each jurisdiction in which it is sold. SS&C GIDS’s sole obligation is to provide Fund access to the Blue Sky module of TA2000 with respect to purchases of shares of Fund on TA2000, and generate output reports to Fund as mutually agreed. It is Fund’s responsibility to validate that the Blue Sky module settings are accurate and complete and to validate the output produced thereby and other applicable reports provided by SS&C GIDS, to ensure accuracy. SS&C GIDS is not responsible in any way for claims that the sale of shares of Fund violated any such requirement (unless such violation results from a failure of the SS&C GIDS Blue Sky module to notify Fund that such sales do not comply with the parameters set by Fund for sales to residents of a given state);

(xvi)	provide to Fund escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000;

(xvii)

as mutually agreed upon by the parties as to the service scope and fees, answer telephone inquiries during mutually agreed upon times, each day on which the New York Stock Exchange is open for trading. SS&C GIDS shall answer and respond to inquiries from existing shareholders, prospective shareholders of Fund and broker-dealers on behalf of such shareholders in accordance with the telephone scripts provided by Fund to SS&C GIDS, such inquiries may include requests for information on account set-up and maintenance, general questions regarding the operation of Fund, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests;

(xviii)

support Fund repurchase offers, including but not limited to: assistance with shareholder communication plan; coordination of repurchase offer materials; establishment of informational website; receipt, review and reconciliation of letters of transmittal; daily tracking, reconciliation and reporting of shares tendered; and issuing tax forms;

(xix)

in order to assist Fund with Fund’s anti-money laundering responsibilities under applicable anti-money laundering laws, SS&C GIDS offers certain risk-based shareholder activity monitoring tools and procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; and (ii) assist in the verification of persons opening accounts with Fund, pursuant to Appendix I hereto;

(xx)

as mutually agreed upon by the Parties as to the service scope and fees, provide any additional related services (i.e., pertaining to escheatments, abandoned property, garnishment orders, bankruptcy and divorce proceedings, Internal Revenue Service or state tax authority tax levies and summonses and all matters relating to the foregoing); and

(xxi)

upon request of Fund and mutual agreement between the Parties as to the scope and any applicable fees, SS&C GIDS may provide additional services to Fund under the terms of this Schedule and the Agreement. Such services and fees shall be set forth in writing and may be added by an amendment to, or as a statement of work under, this Schedule or the Agreement.

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2.

At the request of an Authorized Person, SS&C GIDS shall use reasonable efforts to provide the services set forth in Section G.1 of this Schedule A in connection with transactions (i) the processing of which transactions require SS&C GIDS to use methods and procedures other than those usually employed by SS&C GIDS to perform shareholder servicing agent services, (ii) involving the provision of information to SS&C GIDS after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by SS&C GIDS, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by normal transactions.

3.

SS&C GIDS shall use reasonable efforts to provide the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in Fund’s instructions, prospectus or application as amended from time to time, for Fund, provided SS&C GIDS is advised in advance by Fund of any changes therein and the TA2000 System and the mode of operations utilized by SS&C GIDS as then constituted supports such additional functions and features. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases SS&C GIDS cost of performing the services required hereunder at the current level of service, SS&C GIDS shall advise Fund of the amount of such increase and if Fund elects to utilize such function, feature or service, SS&C GIDS shall be entitled to increase its fees by the amount of the increase in costs.

4.

Fund shall add all new funds to the TA2000 System upon at least 60 days’ prior written notice to SS&C GIDS provided that the requirements of the new funds are generally consistent with services then being provided by SS&C GIDS under the Agreement. If less than 60 days’ prior notice is provided by Fund, additional ‘rush’ fees may be applied by SS&C GIDS. Rates or charges for additional funds shall be as set forth in Fee Letter for the remainder of the contract term except as such funds use functions, features or characteristics for which SS&C GIDS has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with SS&C then-standard pricing schedule.

5.

The Parties agree that to the extent that SS&C GIDS provides any services under the Agreement that relate to compliance by Fund with the Code (or any other applicable tax law), it is the parties’ mutual intent that SS&C GIDS will provide only printing, reproducing, and other mechanical assistance to Fund and that SS&C GIDS will not make any judgments or exercise any discretion of any kind. Fund agrees that it will provide express and comprehensive instructions to SS&C GIDS in connection with all of the services that are to be provided by SS&C GIDS under the Agreement that relate to compliance by Fund with the Code (or any other applicable tax law), including providing responses to requests for direction that may be made from time to time by SS&C GIDS of Fund in this regard.

6.

Fund instructs and authorizes SS&C GIDS to provide the services as set forth in the Agreement in connection with transactions on behalf of certain IRAs featuring Funds made available by Fund. Fund acknowledges and agrees that as part of such services, SS&C GIDS will act as service provider to the custodian for such IRAs.

7.

If applicable, SS&C GIDS will make original issues of shares, or if shares are certificated, stock certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board authorizing such original issue, evidence regarding the value of the shares, and necessary funds for the payment of any original issue tax.

8.	Upon receipt of a Fund’s written request, SS&C GIDS shall provide transmissions of shareholder activity to the print vendor selected by Fund.

9.

If applicable, Fund will furnish SS&C GIDS with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of SS&C GIDS. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign stock certificates, and if required, will bear the corporate seal or facsimile thereof. In the event that certificates for shares of Fund shall be represented to have been lost, stolen or destroyed, SS&C GIDS, upon being furnished with an indemnity bond in such form and amount and with such surety as shall be reasonably satisfactory to it, is authorized to countersign a new certificate or certificates for the number of shares of Fund represented by the lost or stolen certificate. In the event that certificates of Fund shall be represented to have been lost, stolen, missing, counterfeited or recovered, SS&C GIDS shall file Form X-17F-1A as required by applicable federal securities laws.

10.

Shares of stock will be transferred in accordance with the instructions of the shareholders and, upon receipt of Fund’s instructions that shares of stock be redeemed and funds remitted therefor, such redemptions will be accomplished and payments dispatched provided the shareholder instructions are deemed by SS&C GIDS to be duly authorized. SS&C GIDS reserves the right to refuse to transfer, exchange, sell or redeem shares as applicable, until it is satisfied that the request is authorized, or instructed by Fund.

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11.

Notwithstanding anything herein to the contrary, with respect to “as of” adjustments, subject to Section 6, SS&C will not assume one hundred percent (100%) responsibility for losses resulting from “as ofs” due to clerical errors or misinterpretations of securityholder instructions, but SS&C will discuss with Fund, SS&C’s accepting liability for an “as of” on a case-by-case basis and may accept financial responsibility for a particular situation resulting in a financial loss to the Fund where such loss is “material,” as hereinafter defined, and, under the particular facts at issue, SS&C believes that SS&C’s conduct was culpable and SS&C’s conduct is the sole cause of the loss. A loss is “material” for purposes of this Section when it results in a pricing error on a given day which is (i) greater than a negligible amount per securityholder, (ii) equals or exceeds one ($.01) full cent per share times the number of shares outstanding or (iii) equals or exceeds the product of one-half of one percent (1%) times Fund’s Net Asset Value per share times the number of shares outstanding (or, in case of (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time). When SS&C concludes that it should contribute to the settlement of a loss, SS&C’s responsibility will commence with that portion of the loss over $0.01 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class).

12.	Changes and Modifications.

(i)

SS&C GIDS shall have the right, at any time, to modify any systems, programs, procedures or facilities used in performing its obligations hereunder; provided that Fund will be notified as promptly as possible prior to implementation of such modifications and that no such modification or deletion shall materially adversely change or affect the operations and procedures of Fund in using the TA2000 System hereunder, the Services or the quality thereof, or the reports to be generated by such system and facilities hereunder, unless Fund is given thirty (30) days’ prior notice to allow Fund to change its procedures and SS&C GIDS provides Fund with revised operating procedures and controls.

(ii)

All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for, including, without limitation, Fund or Management requested software (collectively, “Deliverables”), shall be, and shall remain, the confidential and exclusive property of, and proprietary to, SS&C GIDS. The parties recognize that during the Term of this Agreement Fund will disclose to SS&C GIDS Confidential Information and SS&C GIDS may partly rely on such Confidential Information to design, structure or develop one or more Deliverables. Provided that, as developed, such Deliverable(s) contain no Confidential Information that identifies Fund or any of its investors or which could reasonably be expected to be used to readily determine such identity, (i) Fund hereby consents to SS&C GIDS’s use of such Confidential Information to design, to structure or to determine the scope of such Deliverable(s) or to incorporate into such Deliverable(s) and that any such Deliverable(s), regardless of who paid for it, shall be, and shall remain, the sole and exclusive property of SS&C GIDS and (ii) Fund hereby grants SS&C GIDS a perpetual, nonexclusive license to incorporate and retain in such Deliverable(s) Confidential Information of Fund. All Confidential Information of Fund shall be and shall remain the property of Fund.

13.	Fund Obligations.

(i)	Fund agrees to use its reasonable efforts to deliver to SS&C GIDS in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

(ii)	Fund will provide SS&C GIDS written notice of any change in Authorized Person(s).

(iii)	Fund will notify SS&C GIDS of material changes to its Governing Documents that impact SS&C GIDS’s ability to perform the Services under the Agreement.

(iv)

If at any time Fund receives notice or becomes aware of any stop order or other proceeding in any such state affecting such registration or the sale of Fund’s shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Fund’s shares, Fund or Management will give prompt notice thereof to SS&C GIDS.

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14.	Compliance.

(i)

SS&C GIDS shall perform the services under this Schedule A in conformance with SS&C GIDS’ present procedures as set forth in its Procedures with such changes or deviations therefrom as may be from time to time required or approved by Fund, the Adviser or Management, or its or SS&C GIDS’ counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures. Notwithstanding the foregoing, SS&C GIDS’s obligations shall be solely as are set forth in this Schedule and any of other obligations of Fund under applicable law that SS&C GIDS has not agreed to perform on Fund’s behalf under this Schedule or the Agreement shall remain Fund’s sole obligation.

15.	Bank Accounts.

(i)

SS&C GIDS, acting as agent for Fund, is authorized (1) to establish in the name of, and to maintain on behalf of, Fund, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount), as required by the affected Bank on the maximum liability of such Banks into which SS&C GIDS shall deposit funds SS&C GIDS receives for payment of dividends, distributions, purchases of Fund shares, redemptions of Fund shares, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by SS&C GIDS on behalf of Fund provided for in this Schedule A, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to SS&C GIDS, and (3) to establish, to implement and to transact Fund business through ACH, draft processing, wire transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill SS&C GIDS’s obligations under the Agreement. SS&C GIDS, acting as agent for Fund, is also hereby authorized to execute on behalf and in the name of Fund, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the affected Bank) on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for SS&C GIDS to utilize to accomplish the purposes of this Schedule. In each of the foregoing situations Fund shall be liable on such agreements with the Bank as if it itself had executed the agreement.

(ii)

SS&C GIDS is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

16.

Records. SS&C GIDS will maintain customary transfer agent records in connection with its agency in accordance with the transfer agent recordkeeping requirements under the 1934 Act, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the 1940 Act, if any. Notwithstanding anything in the Agreement to the contrary, the records to be maintained and preserved by SS&C GIDS on the TA2000 System under the Agreement shall be maintained and preserved in accordance with the following:

(i)

Annual purges by August 31: SS&C GIDS and Fund shall mutually agree upon a date for the annual purge of the appropriate history transactions from the Transaction History (A88) file for accounts (both regular and tax advantaged accounts) that were open as of January 1 of the current year, such purge to be complete no later than August 31. Purges completed after this date will subject Fund to the Aged History Retention fees set forth in the Fee Letter.

(ii)

Purge criteria: In order to avoid the Aged History Retention fees, history data for regular or ordinary accounts (that is, non-tax advantaged accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the current year and history data for tax advantaged accounts (retirement and educational savings accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the prior year. All purged history information shall be retained on magnetic tape for seven (7) years.

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(iii)

Purged history retention options (entail an additional fee): For the additional fees set forth in the Fee Letter, or as otherwise mutually agreed, then Fund may choose (i) to place purged history information on the Purged Transaction History (A19) table or (ii) to retain history information on the Transaction History (A88) file beyond the timeframes defined above. Retaining information on the A19 table allows for viewing of this data through online facilities and E-Commerce applications. This database does not support those histories being printed on statements and reports and is not available for on request job executions.

17.

Disposition of Books, Records and Canceled Certificates. SS&C GIDS may send periodically to Fund, or to where designated by Fund, all books, documents, and all records no longer deemed needed for current purposes, upon the understanding that such books, documents, and records will be maintained by Fund under and in accordance with the requirements of applicable federal securities laws. Such materials will not be destroyed by Fund without the consent of SS&C GIDS (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

H.	Loan Servicing

1.	Provide trade processing support for loan transactions including recording trade settlements, reconciliation of settlements and tracking associated loan documentation.

2.	Provide asset servicing support related to loan positions including liaising with the loan agent on various aspects of loan maintenance and reconciliation.

3.	Provide payment information to Fund for review through SS&C’s wire payment application with respect to loan payments, drawdowns and other loan life cycle events.

4.	Obtain and maintain static data on loan facilities subject to receipt from the applicable agent bank.

5.	Provide loan information reporting (e.g., trade blotter, market value position report and loan contract position report) to Fund.

6.	Store agent bank notices received with respect to loan positions and make available to Fund in a format as agreed in writing with Fund.

7.	Management shall:

(i)	Provide SS&C with any loan static data and loan documentation in a timely manner and in a format agreed upon with SS&C.

I.	Blue Sky Filing Services

1.	Fund is ultimately responsible for ensuring its compliance with applicable Blue Sky laws, including identifying, assessing and understanding relevant Blue Sky risks.

2.	As used in this Section, the following additional terms have the following meanings:

(i)

“Blue Sky” means the various statutes and regulations of the states, District of Columbia, Puerto Rico, and the United States Virgin Islands governing the offer and sales of mutual funds and the related compliance services.

(ii)	“Sales Feed” means a data file in industry standard format sent by a third party.

3.	SS&C shall perform the following Services in all states and territories in which the Fund’s shares are offered as identified by Fund, in the form of and as required by Law applicable to Fund:

(i)	Assist with the filing of Initial Notices;

(ii)	Assist with the filing of Fund renewals and amendments to reflect relevant changes, as applicable;

(iii)	Assist with the filing of Fund sales reports filings;

(iv)	Pay Notice Filing and other fees and invoice Fund for fees owed to each state in accordance with procedures agreed upon in writing by Fund and SS&C;

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(v)	Assist with the filing of Fund Prospectuses and statements of additional information and any amendments and supplements;

(vi)	Assist with the filing of annual reports;

(vii)	Assist with the filing of all necessary notices to permit the Fund (or class of the Fund, as applicable) to qualify for reduced fees;

(viii)	Assist with the filing of all correspondence and related documentation in order to permit the Fund to utilize exemptions if such exemption notice is required;

(ix)	Advise Fund prior to communicating with the states and territories regarding any sales in excess of the registered amount for a permit so the Fund can advise SS&C in writing the action to be taken;

(x)	Provide Fund information regarding the sales to existing shareholders exemptions and the institutional investor exemptions available;

(xi)

Include in sales report filings, all sales reported to SS&C via (i) transfer agency Blue Sky Sales Feed, and (ii) broker Blue Sky Sales Feeds, including, without limitation, feeds that (a) were transferred as part of the conversion from the Fund’s prior Blue Sky service provider, or (b) confirmed in writing by Fund to be activated, less any exempt sales that the Fund has directed SS&C in writing to remove prior to such filing;

(xii)	At the direction of the Fund, serve as liaison between the Fund and the applicable Blue Sky jurisdiction;

(xiii)	Provide information concerning Blue Sky reporting requirements and mutual fund industry Blue Sky reporting practices including utilization of exemptions and intermediary data feeds;

(xiv)	Conduct annual due diligence meeting with Fund;

(xv)

In the event that SS&C becomes aware of the sale of the Fund’s shares in a jurisdiction in which no notice filing has been made, SS&C shall report such information to Fund and Fund shall instruct SS&C with respect to the corrective action to be taken; and

(xvi)	File all additional amendments to increase registered amounts in accordance with agreed upon procedures.

4.	The foregoing Services will be performed by SS&C and are contingent on the performance by Fund of the following duties and obligations. Fund shall:

(i)	Identify the states and territories where the Fund’s shares will be offered for sale;

(ii)	Determine the availability of any exemptions under a jurisdiction’s Blue Sky laws with the assistance of SS&C;

(iii)	Work with SS&C to identify what systematic exemptions will be taken by the Fund and coded on the Fund’s Transfer Agent’s system;

(iv)

Provide written instructions in SS&C standard format to implement systematic exemptions and exclusions from reporting where practicable on the Fund’s Transfer Agent system or the SS&C Blue Sky application;

(v)

Provide written instructions to SS&C to remove current permit period sales from SS&C’s Blue Sky application upon determination that such sales qualify for exemptions or exclusion from reporting to the applicable states where registration fees are based on sales;

(vi)	Execute a limited power of attorney;

(vii)	Liaise with the Fund to facilitate wire transfers for payment of state fees, as needed;

(viii)	Notify SS&C in writing to the extent Fund is notified by an intermediary of a new Sales Feed and work with SS&C to facilitate any necessary updates;

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(ix)	Provide written instruction detailing action to be taken upon receipt of written notification from SS&C that a direct broker Blue Sky Sales Feed is available for activation;

(x)	Provide member of Fund to act as signer for all forms to be filed in paper or electronic delivery;

(xi)	Provide member of Fund to act as signer for all required wet signatures with appropriate notary if required by jurisdiction; and

(xii)	Provide timely delivery of wet signature documents to meet filing deadlines as required by jurisdictions.

5.	Proprietary Rights, Third Party Information and Development Ideas

(i)

SS&C and/or its Affiliates, as the case may be, own and shall retain all rights, title and interests, including intellectual property rights in and to the SS&C Property. This Schedule shall not be construed to provide to Fund any express or implied right or license to convey or otherwise exploit the SS&C property, or any portion thereof.

(ii)

Certain of the information used by SS&C in providing the Services has been obtained from third parties. Each third party owns and shall retain all rights, title and interests, including intellectual property rights in and to all information provided by such third party. SS&C is not responsible for substantiating the content or accuracy of any such information.

(iii)

Unless specifically excluded by a writing signed by Fund and SS&C, Fund hereby grants to SS&C, its Affiliates, and any third party licensors, the irrevocable, perpetual, nonexclusive, worldwide, royalty-free right and license to use and incorporate any suggestions and ideas received by SS&C from Fund with respect to the Services in connection with SS&C’s on-going development of such Services for its use with Fund and other SS&C customers.

J.	Miscellaneous

1.	Notwithstanding anything to the contrary in this Agreement, SS&C:

(i)	Does not maintain custody of any cash or securities.

(ii)	Does not have the ability to authorize transactions.

(iii)	Does not have the authority to enter into contracts on behalf of Fund.

(iv)	Is not responsible for determining the valuation of Fund’s assets and liabilities.

(v)	Does not perform any management functions or make any management decisions with regard to the operation of Fund.

(vi)

Except to the extent provided in this Agreement, is not responsible for filing any U.S. federal or state regulatory filings which may be required or advisable as a result of the offering of interests in Fund.

(vii)	Is not Fund’s tax advisor and does not provide any tax advice.

(viii)	Is not obligated to perform any additional or materially different services due to changes in law or audit guidance.

2.

If SS&C allows Fund, Management, investors or their respective agents and representatives (“Users”) to (i) receive information and reports from SS&C and/or (ii) issue instructions to SS&C via web portals or other similar electronic mechanisms hosted or maintained by SS&C or its agents (“Web Portals”):

(i)

Access to and use of Web Portals by Users shall be subject to the proper use by Users of usernames, passwords and other credentials issued by SS&C (“User Credentials”) and to the additional terms of use that are noticed to Users on such Web Portals. Fund and Management shall be solely responsible for the results of any unauthorized use, misuse or loss of User Credentials by their authorized Users and for compliance by such Users with the terms of use noticed to Users with respect to Web Portals, and shall notify SS&C promptly upon discovering any such unauthorized use, misuse or loss of User Credentials or breach by Fund or Management or their authorized Users of such terms of use. Any change in the status or authority of an authorized User communicated by Fund shall not be effective until SS&C has confirmed receipt and execution of such change.

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(ii)

SS&C grants to the Fund and Management a limited, non-exclusive, non-transferable, non-sublicenseable right during the term of this Agreement to access Web Portals solely for the purpose of accessing Client Data and, if applicable, issue instructions. Fund and Management will ensure that any use of access to any Web Portal is in accordance with SS&C’s terms of use, as noticed to the Users from time to time. This license does not include: (i) any right to access any data other than Client Data; or (ii) any license to any software.

(iii)

Fund and Management will not (A) permit any third party to access or use the Web Portals through any time-sharing service, service bureau, network, consortium, or other means; (B) rent, lease, sell, sublicense, assign, or otherwise transfer its rights under the limited license granted above to any third party, whether by operation of law or otherwise; (C) decompile, disassemble, reverse engineer, or attempt to reconstruct or discover any source code or underlying ideas or algorithms associated with the Web Portals by any means; (D) attempt to modify or alter the Web Portal in any manner; or (E) create derivative works based on the Web Portal. Neither Fund nor Management will remove (or allow to be removed) any proprietary rights notices or disclaimers from the Web Portal or any reports derived therefrom.

(iv)	SS&C reserves all rights in SS&C systems and in the software that are not expressly granted to Fund or Management hereunder.

(v)	SS&C may discontinue or suspend the availability of any Web Portals at any time without prior notice; SS&C will endeavor to notify Fund as soon as reasonably practicable of such action.

3.

Notwithstanding anything in this Agreement to the contrary, Fund has ultimate authority over and responsibility for its tax matters and financial statement tax disclosures. All memoranda, schedules, tax forms and other work product produced by SS&C are the responsibility of Fund and are subject to review and approval by Fund and Fund’s auditors, or tax preparers, as applicable and SS&C bears no responsibility for reliance on tax calculations and memoranda prepared by SS&C.

4.

SS&C shall provide reasonable assistance to responding to due diligence and analogous requests for information from investors and prospective investors (or others representing them); provided, that SS&C may elect to provide these services only upon Fund agreement in writing to separate fees in the event responding to such requests becomes, in SS&C’s sole discretion, excessive.

5.	Reports and information shall be deemed provided to Fund if they are made available to Fund online through SS&C’s Web Portal.

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Schedule B

List of Fund(s)1

Entity	Share Class
Fund Group 1
Clearlake Private Markets Fund	[I]	[D]	[S]

[1]	To be updated upon the finalization of the fund’s application for multi-class relief.

APPENDIX I

DELEGATION OF ANTI-MONEY LAUNDERING (AML)

& SANCTIONS COMPLIANCE OPERATIONS

1.	Delegation.

1.1

In order to assist the Fund with its responsibilities to comply with certain BSA/AML and Sanctions (collectively “BSA/AML” for purposes of this document) compliance requirements to which it may be subject pursuant to its separate agreements with the Funds and its own internal policies and procedures, [2] the Transfer Agent has established and offers certain risk-based processes outlined herein (AML Services) that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; (ii) assist in the verification of persons opening accounts with the Funds; and (iii) perform sanctions screening including to verify that the investor is not a Specially Designated Nationals (SDNs)[3] or blocked person as identified on sanctions lists administered and published by OFAC. The Fund has reviewed these AML Services as described in the Compliance+ Manual (the “AML Procedures”) and desires to engage the Transfer Agent to provide such AML Services to the Fund consistent with the AML Procedures. The Fund remains responsible for assuring its compliance with applicable BSA/AML requirements.

1.2

Accordingly, subject to the terms and conditions set forth in the Agreement, the Fund hereby instructs and directs the Transfer Agent to apply and provide the AML Services as set forth herein on the Fund’s behalf. The Transfer Agent may, at any time, and at its sole discretion, modify the AML Services, with or without notice[4] to the Fund. The Fund’s continued use of AML Services following any such modification constitutes the Fund’s acceptance of the modified services.

1.3

The Transfer Agent agrees to provide such AML Services, with respect to the ownership of Shares in the Funds for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement and the AML Procedures.

2.	Limitation on Delegation.

2.1

The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to provide only the AML Services set forth herein and in the AML Procedures, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the Fund’s requirement to comply with applicable BSA/AML rules or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for providing AML Services with respect to the ownership of, and transactions in, Shares in the Funds for which the Transfer Agent maintains the applicable Shareholder information.

[2]	Including, as applicable, the Bank Secrecy Act and USA PATRIOT Act of 2001, as amended
[3]

As part of its enforcement efforts, OFAC publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted countries. It also lists individuals, groups, and entities, such as terrorists and narcotics traffickers designated under programs that are not country-specific. Collectively, such individuals and companies are called “Specially Designated Nationals” or “SDNs.” Their assets are blocked and U.S. persons are generally prohibited from dealing with them.

[4]	Modifications deemed administrative, ministerial or immaterial require no notice. Notice precedes modifications deemed material.

3.	AML Services[5]

3.1

Consistent with the Transfer Agency services provided and with respect to the ownership of Shares in the Funds for which the Transfer Agent maintains the applicable Shareholder information, and as described in the AML Procedures SS&C shall provide the following denoted AML Services:

SERVICE	Performed (X)
Customer Identification Program Services including Beneficial Ownership -USA PATRIOT Act (USAPA) Section 326 and consistent with the FinCEN Customer Due Diligence Rule	X
Special Measures Imposed by the Secretary of the Treasury Processing – USAPA Section 311	X
Suspicious Activity Monitoring (Transaction Monitoring) - USAPA Section 356	X
Recordkeeping obligations imposed by AML/BSA; OFAC	X
Sanctions Program Screening (OFAC; OSFI; EU; FATF)	X
Mandatory Information Sharing with Law Enforcement - USAPA Section 314(a)	X
Due Diligence for Correspondent Accounts - USAPA Section 312	X
Enhanced Due Diligence for Certain Foreign Bank Correspondent Accounts - USAPA Section 312	X
Suspicious Activity Report (“SAR”) Preparation & Filing[6] and [7]	X
PEP Screening and enhanced due diligence of PEPs when requested by Fund	X

[5]

The persons, account holders, accounts and transaction activity subject to review are subject to certain standard exclusions as set forth in written procedures provided to the Fund and that may be modified from time to time.

[6]

Reporting of known or suspected violations of law or suspicious activity observed by financial institutions related to criminal behavior, such as money laundering, fraud, the financing of terrorism, etc.

[7]

Promptly following the filing of each SAR, the Transfer Agent shall send to Fund (or its designee) at certain email addresses provided from time to time by the Fund, a copy of the SAR and evidence of filing; material in support of the SAR is available upon request.